UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2020
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-4797	36-1258310
(State or other jurisdiction of incorporation)			(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue	Glenview	IL		60025
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITW	New York Stock Exchange
1.75% Euro Notes due 2022	ITW22	New York Stock Exchange
1.25% Euro Notes due 2023	ITW23	New York Stock Exchange
0.250% Euro Notes due 2024	ITW24A	New York Stock Exchange
0.625% Euro Notes due 2027	ITW27	New York Stock Exchange
2.125% Euro Notes due 2030	ITW30	New York Stock Exchange
1.00% Euro Notes due 2031	ITW31	New York Stock Exchange
3.00% Euro Notes due 2034	ITW34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On May 5, 2020, Illinois Tool Works Inc. (the “Company” or “we”) announced its 2020 first quarter results of operations in the press release furnished as Exhibit 99.1.

Non-GAAP Financial Measures

The Company uses free cash flow to measure cash flow generated by operations that is available for dividends, share repurchases, acquisitions and debt repayment. The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s financial performance and measures the Company's ability to generate cash internally to fund Company initiatives. Free cash flow represents net cash provided by operating activities less additions to plant and equipment. Free cash flow is a measurement that is not the same as net cash flow from operating activities per the statement of cash flows and may not be consistent with similarly titled measures used by other companies. A reconciliation of free cash flow to net cash provided by operating activities is included in the press release furnished as Exhibit 99.1.

The Company uses after-tax return on average invested capital (“ROIC”) to measure the effectiveness of its operations’ use of invested capital to generate profits. ROIC is a non-GAAP financial measure that the Company believes is a meaningful metric to investors in evaluating the Company’s financial performance and may be different than the method used by other companies to calculate ROIC. Average invested capital represents the net assets of the Company, excluding cash and equivalents and outstanding debt, which are excluded as they do not represent capital investment in the Company's operations. Average invested capital is calculated using balances at the start of the period and at the end of each quarter. A calculation of ROIC is included in the press release furnished as Exhibit 99.1.

The Company uses the ratio of net debt to EBITDA as a measure of its ability to repay its outstanding debt obligations. The Company believes that net debt to EBITDA is a meaningful metric to investors in evaluating the Company’s financial liquidity and may be different than the method used by other companies to calculate net debt to EBITDA. Net debt, EBITDA and the ratio of net debt to EBITDA are non-GAAP financial measures. The ratio of net debt to EBITDA represents total debt less cash and equivalents, divided by net income before interest expense, other income (expense), income taxes, depreciation and amortization and impairment of intangible assets on a trailing twelve month basis. A calculation of the ratio of net debt to EBITDA and reconciliations of net debt to total debt and EBITDA to net income are included in the press release furnished as Exhibit 99.1.

Item 8.01 Other Events

The Company’s business, financial condition, results of operations and cash flows are subject to various risks, which could cause actual results to vary materially from anticipated results. The risk set forth below relating to the impact of the COVID-19 pandemic on our business, supplements the risks previously disclosed under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The COVID-19 pandemic has adversely affected the Company’s business and could materially affect the Company’s financial condition, results of operations and liquidity. The full and long-term extent of the effects of the COVID-19 pandemic on our business depend on future events that are highly uncertain and cannot be predicted.

The COVID-19 pandemic and the measures taken globally to reduce its spread have negatively impacted the global economy, disrupted consumer/customer demand and global supply chains, and created significant volatility and disruption of financial markets. These measures adversely affected our results of operations primarily in the latter part of the first quarter of 2020, and while we expect that our results will continue to be adversely impacted during the second quarter of 2020 and beyond, we are currently unable to quantify or estimate the full and long-term impact of the pandemic on our financial condition, results of operations and liquidity.

As governments have issued travel restrictions and adopted shutdown and stay-at-home or similar orders, certain of our businesses in the affected country, state or municipality subject to these orders have been forced to close. While some of these businesses have reopened, and our businesses that have been designated as critical or essential were not forced to close, the pandemic has decreased customer demand in many of our end markets, and those businesses that have reopened or remained open in many cases are operating at a reduced capacity. The Company has implemented numerous actions in order to focus on the needs of its colleagues and customers, and further actions may be required as conditions evolve. In addition, although the Company has avoided widespread furloughs or layoffs, we cannot predict the number or timing of further closures or the size of the workforce that will be impacted by such closures.

The COVID-19 pandemic also has the potential to significantly and extendedly alter demand for our products and disrupt our supply chain as a result of shifts in demand, illness, quarantine, travel restrictions or financial hardship. We have been able to procure the critical raw materials and components necessary to continue production, but there is no guarantee that we will be able to do so in the future. A prolonged extension of the conditions resulting from the pandemic could force both customer and supplier bankruptcies, which we expect would adversely impact our results; however, given the uncertainty around the duration and breadth of the COVID-19 pandemic, we cannot reasonably estimate the extent of these adverse effects on our operations.

Furthermore, the COVID-19 pandemic has impacted the proper functioning of financial and capital markets. If the global economy continues to deteriorate and recovery is protracted, we may not be able to access our short-term credit facilities and may be required to seek additional financing sources, which may not be available on reasonable terms or at all. If the Company suffers a liquidity shortage, we may be forced to reduce our workforce, decrease or suspend dividend payments to our stockholders or adopt other measures. At this time, we cannot predict the likelihood, timing or the consequences of a future liquidity shortage in our business.

Due to the unprecedented and rapidly changing social and economic consequences of the COVID-19 pandemic on the global economy generally, the full and long-term impact of the pandemic on our business is highly uncertain. The ultimate significance of the COVID-19 pandemic, including any measures to reduce its spread, on our business will depend on events that are beyond our control and that we cannot predict. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. In particular, the COVID-19 pandemic exacerbates many of the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, including in ways that are not possible to predict.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Exhibit Description

	99.1	Press Release issued by Illinois Tool Works Inc. dated May 5, 2020 (furnished pursuant to Item 2.02).
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: May 5, 2020	By: /s/ Michael M. Larsen
Michael M. Larsen
Senior Vice President & Chief Financial Officer